Exhibit 99

December 23, 2008

FOR IMMEDIATE RELEASE
Contact:  Randy J. Wiley, Treasurer
Beacon Federal Bancorp, Inc.
Telephone: (315) 433-0111 Ext. 1550

BEACON FEDERAL BANCORP, INC. ANNOUNCES
STOCK REPURCHASE PROGRAM

EAST SYRACUSE, NEW YORK – December 23, 2008 – Beacon Federal Bancorp, Inc. (Nasdaq Global Market – “BFED”) announced today that its Board of Directors has authorized a stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its outstanding shares, or up to 383,116 shares.  The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

Mr. Ross J. Prossner, President and Chief Executive Officer of the Company, stated, “We are pleased to announce the repurchase program.  We believe our common stock is an attractive value at current trading prices and we believe the repurchase of some of the Company’s shares is warranted.”

Beacon Federal Bancorp, Inc., through its subsidiary, Beacon Federal, offers banking and related financial services to both individual and commercial customers. The Bank is headquartered in East Syracuse, New York, with six full-service branches in Marcy and Rome, New York, Smartt and Smyrna, Tennessee, Tyler, Texas and Chelmsford, Massachusetts.

Forward-Looking Statement

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Bank and Company intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Bank or Company or any other person that results expressed therein will be achieved. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.